UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 1, 2010, Lighting Science Group Corporation (the “Company”) entered into a Contractor Services Agreement (the “Services Agreement”) with Charles Darnell LLC (“Darnell LLC”), an entity owned by Charles Darnell, one of the Company’s directors. The Services Agreement has an effective date of November 22, 2010 and will expire on November 22, 2011.

Pursuant to the Services Agreement, the Company agreed to pay Darnell LLC an annual fee of $160,000 as compensation for Darnell LLC providing the Company with leadership, information and business process improvement services. Darnell LLC will provide these services as an independent contractor.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Services Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: December 3, 2010	By:	/s/ Gregory T. Kaiser
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Contractor Services Agreement, dated December 1, 2010, by and between Lighting Science Group Corporation and Charles Darnell LLC.